ARTISOFT, INC.
                               5 Cambridge Center
                         Cambridge, Massachusetts 02142


                                February 1, 2000


T. Paul Thomas
c/o Artisoft, Inc.
5 Cambridge Center
Cambridge, Massachusetts  02142

     Re: MORTGAGE LOAN

Dear Mr. Thomas,

     Artisoft, Inc. (the "Company") is today making a loan (the "Mortgage Loan") to you ("Executive") and your spouse (collectively, "Maker") in the principal amount of Four Hundred Ninety-Thousand One Hundred Thirty-Three and 09/100 Dollars ($490,133.09). The Mortgage Loan is evidenced by a Promissory Note of even date herewith made by Maker in the principal amount of the Mortgage Loan (the "Note") and is secured by a Deed of Trust of even date herewith (the "Deed of Trust"). The proceeds of the Mortgage Loan will be used by Maker to purchase residential real property described in the Deed of Trust. The Mortgage Loan is payable in one installment of principal in the amount of One Hundred Twenty-Two Thousand Five Hundred Thirty-Three and 49/100 Dollars ($122,533.49) due on February 1, 2001, and thirty six (36) monthly installments of principal in the amount of Ten Thousand Two Hundred Eleven and 10/100 Dollars ($10,211.10) each due on the first day of each month thereafter, commencing on March 1, 2001 and ending on February 1, 2004, in each case together with accrued and unpaid interest through the date of repayment on the principal amount of the Mortgage Loan outstanding from time to time (each such installment date, an "Installment Date" and each such installment of principal and interest, an "Installment"). The forms of the Note and Deed of Trust are attached as Exhibits hereto.

     The Company agrees that it will, at its election, either discharge on Maker's behalf and/or irrevocably forgive, the principal of and interest on the Mortgage Loan and Note in accordance with the following provisions of this Letter Agreement:

     1. If Executive remains employed by the Company and its Affiliates from the date hereof through the first Installment Date under the Note (that is, February 1, 2001), the Company shall discharge and/or forgive in full the first, annual installment under the Note.

     2. On each monthly Installment Date commencing on March 1, 2001 on which Executive remains employed by the Company and its Affiliates, the Company shall discharge and/or forgive in full the monthly Installment falling due on such Installment Date.

T. Paul Thomas
February 1, 2000
Page 2


     3. Notwithstanding (1) and (2) above, if Executive's employment with the Company and its Affiliates is terminated by the Company other than for Cause (as defined below), the Company shall discharge and/or forgive all then outstanding principal of and accrued and unpaid interest on the Mortgage Loan and Note contemporaneously with the termination of Executive's employment or the death of Executive.

     4. Notwithstanding (1) and (2) above, upon the occurrence of a Change in Control (as defined below), the Company shall discharge and/or forgive all then outstanding principal of and accrued and unpaid interest on the Mortgage Loan and Note, provided that Executive remains employed by the Company and its Affiliates on the date of such Change in Control. Such discharge and/or forgiveness shall occur contemporaneously with the occurrence of the Change in Control.

     5. If the principal of the Mortgage Loan and Note becomes due and payable in full (because of acceleration, the occurrence of any Early Repayment Event, as defined below, or otherwise) prior to the final Installment Date, then except as provided in (3) and (4) above, the Corporation's obligation to discharge and/or forgive principal of and interest on the Mortgage Loan and Note will apply only to Installments falling due prior to such early repayment date, and Maker shall remain liable for payment of all Installments falling due after such early repayment date. In such circumstances, the Company's discharge and/or forgiveness of principal and interest shall be made contemporaneously with Maker's payment of the remaining principal balance of and interest, if any, on the Mortgage Loan and Note.

     6. In connection with any discharge and/or forgiveness of the Mortgage Loan and Note described in (1)through (5) above, the Company shall also pay Maker an amount (the "Gross-up Amount") equal to the product of (a) the amount of principal and interest so discharged and/or forgiven times (b) fifty percent (50%), representing an approximation of the sum of the highest marginal rates for federal, state and local income taxes to which Maker is subject. Such payment shall be made net of all required withholdings on the amount of principal and interest forgiven and the related Gross-up Amount. If the amount of required withholdings is greater than the Gross-up Amount, Executive shall reimburse the Company for the difference.

     As used herein, the terms below shall have the following definitions:

     "Affiliate" means any entity controlled by or under common control with the Company.

     "Cause" shall mean the termination of Executive's employment with the Company and its Affiliates which is a result of (i) Executive's felony conviction, (ii) Executive's willful and detrimental disclosure to third parties of material trade secrets or other material confidential information related to the business of the Company and its Affiliates, or (iii) Executive's willful and continued failure substantially to perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company (the "Board"), which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, and which performance is not substantially corrected by Executive within ten (10) days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.

T. Paul Thomas
February 1, 2000
Page 3


     "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided, however, that, anything in this Letter Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

          (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

          (b) during any period of two (2) consecutive years (not including any period prior to the execution of this Letter Agreement) individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Board") and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction;

          (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

          (e) there is a "change in control" of the Company within the meaning of Section 280G of the Code and the Regulations.

T. Paul Thomas
February 1, 2000
Page 4


     "Early Repayment Events" means the any of the following circumstances: (a) Executive's employment with the Company or an Affiliate of the Company is terminated for any reason, whether by Executive or by the Company or its Affiliates, (b) the property secured by the Deed of Trust is sold or transferred or (c) of a Change in Control occurs.

                                       Very truly yours,

                                       ARTISOFT, INC.


                                       By: /s/ Kirk D. Mayes
                                          ------------------------------------
                                          Kirk D. Mayes
                                          Controller

Accepted and agreed as of the
date first above written:

/s/ T. Paul Thomas
-----------------------------
T. Paul Thomas